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Exhibit 5.1

Hinkle Elkouri Law Firm L.L.C.

Reply to Downtown Office Connie D. Tatum Direct Dial: (316) 660-6117 ctatum@hinklaw.com

July 28, 2004

Petrohawk Energy Corporation
1100 Louisiana
Suite 4400
Houston, Texas 77002

        Ladies and Gentlemen:

        We have acted as counsel to Petrohawk Energy Corporation (formerly Beta Oil & Gas, Inc.), a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8, dated July 28, 2004 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 1,885,209 shares (the "Shares") of its common stock, $0.001 par value per share (the "Common Stock"), of which 614,000 shares of Common Stock which may be issued pursuant to the Company's Amended and Restated 1999 Incentive and Nonstatutory Stock Option Plan (the "1999 Plan"), and pursuant to certain Stock Option Agreements and Warrant Agreements, in each case as listed in the Registration Statement. The Shares also include (i) 321,209 Shares which may be issued upon exercise of options not yet granted under the 1999 Plan, (ii) 200,000 Shares which may be issued upon exercise of options or grant of Shares of restricted stock or incentive stock not yet granted under the 2004 Non-Employee Director Incentive Plan (the "2004 Non-Employee Director Plan"), and (ii) 750,000 Shares which may be issued upon exercise of options or grant of Shares of restricted stock or incentive stock not yet granted under the 2004 Employee Incentive Plan (the "2004 Incentive Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R., §§ 229.601(b)(5), in connection with the Registration Statement.

        In connection with this opinion, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such Shares have been issued and sold pursuant to the applicable provisions of the 1999 Plan, the 2004 Non-Employee Director Plan, the 2004 Incentive Plan, the Stock Option Agreement or the Warrant Agreement, as applicable, and in accordance with the Registration Statement, such Shares will be validly issued, fully paid and nonassessable Shares of Common Stock of Petrohawk Energy Corporation.

        In giving our opinion, we have assumed that, prior to the future issuance of any of the Shares, the Company will have a sufficient number of shares of authorized but unissued Common Stock.

        In giving the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as certified or photostatic copies conform to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed or relied on by us had full legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

        This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

Sincerely,
/s/ Hinkle Elkouri Law Firm LLC
Hinkle Elkouri Law Firm LLC

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  Exhibit 5.1